AMENDMENT NO. 1 TO CONTRACTOR AGREEMENT

Amendment No. 1 to Contractor Agreement, dated September 6, 2022 (the "Amendment"), by and between 5E Advanced Materials, Inc., a Delaware corporation, having its principal place of business at 19500 State Highway 249, Suite 125, Houston, Texas 77070 ("Principal"), and JAWAF Enterprises Pty Ltd (ABN 80 607 150 130), an Australian proprietary limited company, having a corporate address at PO Box 102, Gordon NSW 2072 ("Contractor"), and together with "Principal", the "Parties", and each, a "Party").

WHEREAS, the Parties have entered into a Contractor Agreement, dated February 14, 2022 (the "Existing Agreement"); and

WHEREAS, the Parties hereto desire to amend the Existing Agreement to include an expanded scope of work and realignment of fees based on the expanded scope of work on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.
2.
Amendments to the Existing Agreement. As of the Effective Date (defined below), the Existing Agreement is hereby amended or modified as follows:
(a)
The definition of "Agreed Fee" now appearing in Section 1.6 of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

"Agreed Fee" means Fees will be payable in respect of Services performed as follows:

Initial three months to 30 June 2022 - A$25,000 per month

1 July 2022 to 31 July 2022 - A$15,000 per month

1 August 2022 to 31 December 2022 - A$60,000 per month where the Contractor has agreed to cover all direct Contractor expenses associated with this period. However, certain expenses such as preapproved business travel on behalf of the Company may be reimbursed at the sole discretion of the Company.

(b)
Schedule A Services of the Existing Agreement is hereby amended by deleting the words:

"- Ad hoc support to CEO across the Fort Cady and Salt Wells projects and public markets
- Continue to support CEO and head of IR with public market initiatives with particular focus on
Australian investors

- Continue to facilitate handover of key shareholder relationships
- In combination with supporting investment banks, arrange and deliver Australian / Asian NDR in
April 2022 with CEO and head of IR
- Where relevant, review and comment on ASX compliance and releases
- Join 5E Advisory Council"

from Schedule A Services and substituting in lieu thereof the words:

"- Full-Time engagement for a period not to exceed five (5) months with 5E CEO, Chief Marketing Officer ("CMO"), Senior VP Corporate Development and IR, and other 5E executives as requested in public market strategy and initiatives in US and Australian markets.
- Continue support to CEO, CMO, and other 5E designees to transition Australian shareholder relationships to US based team.
- Continue to facilitate handover of shareholder relationships.
- Assist in development of 5E story presentation for Retail Equity Advisor and Institutional investor meetings and conference presentations closely coordinating efforts with the CEO to avoid a duplication of work or inconsistent messaging to stakeholders.
- Assist in fundraising strategy development and support CEO, CMO and SVP IR and Corporate Development in the execution of this strategy.
- Support CMO and SVP IR and Corporate Development in arranging and introducing 5E story presentations to Australian private and institutional investors.
- Keep the 5E General Counsel and Corporate Secretary apprised of activities and services carried out hereunder to facilitate an assessment of compliance with various laws, regulations, policies and guidelines."

3.
Date of Effectiveness; Limited Effect. This Amendment will become effective on August 1, 2022 (the "Effective Date"). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.
4.
Miscellaneous.
(a)
This Amendment is governed by and construed in accordance with, the laws of the State of Texas without regard to the conflict of laws provisions of such State.
(b)
This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c)
The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.
(d)
This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.
(e)
This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.
(f)
Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accountants, and legal counsel).

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above.

5E ADVANCED MATERIALS, INC.
By_____________________ Name: Paul Weibel Title: Chief Financial Officer
JAWAF ENTERPRISES PTY LTD (ABN 80 607 150 130)
By_____________________ Name: Anthony Hall Title: Sole Director / Secretary